Exhibit 3.3

CERTIFICATE OF ELIMINATION OF

SERIES A CONVERTIBLE PREFERRED STOCK,

CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES B-1,

CONVERTIBLE PERPETUAL NON-VOTING PREFERRED STOCK, SERIES B-2,

AND

SERIES C JUNIOR PREFERRED STOCK

OF

SIRIUS XM RADIO INC.

Sirius XM Radio Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. That, pursuant to Section 151 of the DGCL and authority granted in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors of the Corporation, by resolutions duly adopted, authorized the issuance of (a) 25,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series A Preferred Stock”), (b) 12,500,000 shares of Convertible Perpetual Preferred Stock, Series B-1, par value $0.001 per share, of the Corporation (the “Series B-1 Preferred Stock”), (c) 11,500,000 shares of Convertible Perpetual Non-Voting Preferred Stock, Series B-2, par value $0.001 per share, of the Corporation (the “Series B-2 Preferred Stock”), and (d) 9,000 shares of Series C Junior Preferred Stock, par value $0.001 per share, of the Corporation (the “Series C Preferred Stock”), and in each case established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof. On July 28, 2008 the Corporation filed a Certificate of Designations with respect to the Series A Preferred Stock, on March 5, 2009 filed a Certificate of Designations with respect to the Series B-1 Preferred Stock and a Certificate of Designations with respect to the Series B-2 Preferred Stock, and on April 30, 2009 filed a Certificate of Designation with respect to the Series C Preferred Stock, in each case in the office of the Secretary of State of the State of Delaware.

2. That no shares of said Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series C Preferred Stock are outstanding and no shares thereof will be issued.

3. That the Board of Directors of the Corporation has adopted the following resolutions:

RESOLVED, that, none of the authorized shares of Series A Convertible Preferred Stock of the Corporation (the “Series A Preferred Stock”), Convertible Perpetual Preferred Stock, Series B-1, of the Corporation (the “Series B-1 Preferred Stock”), Convertible Perpetual Non-Voting Preferred Stock, Series B-2, of the Corporation (the “Series B-2 Preferred Stock”), or Series C Junior Preferred Stock of the Corporation (the “Series C Preferred Stock”) are, in each case, outstanding;

RESOLVED, that no shares of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series C Preferred Stock will be issued;

RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to execute and file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the DGCL for the purpose of eliminating from the certificate of incorporation of the Corporation all references to the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Series C Preferred Stock;

5. That, accordingly, all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock, the Certificate of Designations with respect to the Series B-1 Preferred Stock, the Certificate of Designations with respect to the Series B-2 Preferred Stock, and the Certificate of Designation with respect to the Series C Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, and all shares of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock shall resume the status of authorized but unissued shares of preferred stock, par value $0.001 of the Corporation.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer this 14th day of November, 2013.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

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